Exhibit 10.1

FIRST AMENDMENT TO AMENDED AND RESTATED EMPLOYMENT AGREEMENT

THIS FIRST AMENDMENT TO AMENDED AND RESTATED EMPLOYMENT AGREEMENT (this “Amendment”), is effective as of September 12, 2019, by and between Graham Corporation, a Delaware corporation with its principal place of business at 20 Florence Avenue, Batavia, New York 14020 (the “Company”), and Jeffrey F. Glajch (the “Executive”).

WHEREAS, the Company and the Executive desire to amend that certain Amended and Restated Employment Agreement (the “Agreement”) dated as of July 29, 2010, pursuant to Section 14 of the Agreement, to modify certain terms of the Agreement as described herein.

NOW, THEREFORE, the parties hereto, intending to be legally bound and in consideration of the mutual covenants herein contained, agree as follows:

1.	Base Compensation. Section 4 of the Agreement is hereby replaced in its entirety by the following:

“4. Base Compensation. As the base compensation for all services to be rendered by the Executive to the Company, the Company agrees to pay to the Executive, and the Executive accepts, a salary at a rate of $325,000 per annum, payable in arrears in equal monthly installments, subject to such deductions and withholdings as may be required by law. Periodically, the Board will review the salary of the Executive, taking into consideration such factors as the Executive’s performance and such other matters as it deems relevant and, in its discretion alone, may increase the salary of the Executive to such rate as the Board deems proper, provided that the Company shall in no event be required to grant any such increase.”

2.	Termination Without Cause – Continuation. Section (8)(c)(ii) of the Agreement is hereby replaced in its entirety by the following:

“(ii) continuation of the Executive’s salary for twenty-four months following the effective date of the termination of the Executive’s employment at the higher of the rate specified in Section 4 or the highest salary rate in effect for the Executive during the one-year period preceding the termination of his employment, which salary continuation shall be paid monthly in accordance with the Company’s regular payroll practices.”

3.	Definitions. Capitalized terms used and not otherwise defined herein shall have the meaning ascribed to such terms in the Agreement.

4.

Reference to and Effect on the Agreement. Except as specifically modified or amended by the terms of this Amendment, the Agreement and all provisions contained therein are, and shall continue, in full force and effect and are hereby ratified and confirmed. All references in the Agreement to itself shall be deemed references to the Agreement as amended hereby.

5.	Counterparts. This Amendment may be executed in any number of separate counterparts, each of which shall be deemed an original and all of which shall be deemed to be one and the same instrument.

6.	Governing Law. This Amendment shall be governed by the laws of the State of New York without regard to principles of conflict of law.

7.	Successors and Assigns. This Amendment shall be binding upon the parties and their respective successors and assigns.

8.	Headings. Headings in this Amendment are included for convenience or reference purposes only and shall not constitute part of this Amendment for any other purpose.

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IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date first above written.

GRAHAM CORPORATION

By:	/s/ James R. Lines
	Name:	James R. Lines
	Title:	President and Chief Executive Officer

/s/ Jeffrey Glajch
Jeffrey Glajch

STATE OF NEW YORK	)
) ss.:
COUNTY OF MONROE	)

On this 12th day of September 2019, before me personally came James R. Lines, to me known, who, being by me duly sworn did depose and say that the above-named person resides in Lancaster, New York, that said person is the President and the Chief Executive Officer of Graham Corporation, the corporation described in and which executed the foregoing instrument; and that the above-named person signed thereto by order of the Board of Directors of said corporation.

/s/ Christina Jean Sabatino
Notary Public

Christina Jean Sabatino Notary Public, State of NY, Genesee Co My Commission Expires Oct 31, 2022
[Notary Stamped]

STATE OF NEW YORK	)
) ss.:
COUNTY OF MONROE	)

On the 12th day of September 2019, before me came Jeffrey Glajch, who, being by me duly sworn did depose and say that the above-named person resides in Williamsville, New York, and such person proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the above agreement and acknowledged to me that he executed the same in his individual.

/s/ Christina Jean Sabatino
Notary Public

Christina Jean Sabatino Notary Public, State of NY, Genesee Co My Commission Expires Oct 31, 2022
[Notary Stamped]

[Signature page to the Amendment]